EXHIBIT 5                  OPINION OF ARENT FOX KINTNER PLOTKIN &

                           KAHN RE: VALIDITY OF SECURITIES

                           REGISTERED


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          [ARENT FOX ATTORNEY AT LAW LOGO AND LETTERHEAD APPEARS HERE]
                                                             ARNOLD R. WESTERMAN

Arent Fox Kintner Plotkin & Kahn, PLLC                     Direct   202/857-6243
1050 Connecticut Avenue, NW
Washington, DC 20036-5339                                  westerma@arentfox.com
Phone 202/857-6000   Fax 202/857-6395
www.arentfox.com

                                    June 24, 1999

The Board of Directors EURONET SERVICES INC.
Horvat U. 14-24
1027 Budapest
Hungary
011-361-224-1000

Gentlemen:

         We have acted as counsel to Euronet Services Inc., (the "Company"), with respect to the Company's Registration Statement on Form S-8, filed by the Company with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of Common Stock, $.02 par value (the "Shares"), subject to the Euronet Services Inc. Stock Option Plan (the "Stock Option Plan").

         As counsel to the Company, we have examined the Company's Certificate of Incorporation and such records, certificates and other documents of the Company, as well as relevant statutes, regulations, published rulings and such questions of law, as we considered necessary or appropriate for the purpose of this opinion.

         Based on the foregoing, we are of the opinion that the 2,000,000 Shares subject to the Stock Option Plan, when issued and paid for in accordance with the terms of the Stock Option Plan will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations thereunder.

                                    Very truly yours,

                                    ARENT FOX KINTNER PLOTKIN & KAHN


                                    By:     /s/ Arnold R. Westerman
                                            Arnold R. Westerman